Exhibit 99.1

NovaDel Reports Financial Results for Year Ended December 31, 2009

Bridgewater, NJ – March 4, 2010 - NovaDel Pharma Inc. (the “Company”) (OTCBB: NVDL), a specialty pharmaceutical company developing oral spray formulations for a number of marketed products, reported financial results for the year ended December 31, 2009.  For the year ended December 31, 2009, the Company reported a net loss of $7.6 million, or $0.12 cents per share, compared to a net loss of $9.6 million, or $0.16 per share, for the year ended December 31, 2008.  Cash and cash equivalents totaled $2.7 million at December 31, 2009.

Highlights during the 2009 fiscal year included:

•	Entered into licensing agreements with Mist Acquisition, LLC and ECR Pharmaceuticals Company, Inc. to manufacture and commercialize NitroMist™ and ZolpiMist™, respectively.
•	Entered into an agreement with Seaside 88, LP to purchase up to 13.0 million shares of common stock.
•
Entered into an agreement with ProQuest Investments L.P. to convert the outstanding convertible notes and associated liquidated damages notes and accrued interest into shares of the Company’s common stock.

Steven B. Ratoff, the Company’s Chairman and Chief Executive Officer, said “The licensing of Nitromist and Zolpimist as well as the strengthening of our balance sheet provides a solid foundation for accelerating our product development, particularly development of Duromist, a sildenafil citrate oral spray for erectile dysfunction. Furthermore, we look forward to the commercialization of our approved products with the expectation that our partners will formally launch Nitromist and Zolpimist in the second half of 2010.”

Financial Results

Total revenues for the years ended December 31, 2009 and 2008 were $0.4 million.

Research and development expenses decreased from $3.9 million for the year ended December 31, 2008 to $2.5 million for the year ended December 31, 2009. The Company limited its expenditures to support NitroMist™ and ZolpiMist™.  As the Company continued its efforts to manage costs, general and administrative expenses decreased to $4.0 million for the year ended December 31, 2009, as compared to $4.7 million for the year ended December 31, 2008.  Total operating expenses for the year ended December 31, 2009 were $6.5 million, as compared to $9.0 million for the year ended December 31, 2008.

Net loss on other items for the year ended December 31, 2009, was $0.4 million consisting of $0.7 million loss on the disposition of fixed assets and non-cash income of $0.3 million relating to expiration of certain warrants.  Interest expense for the year ended December 31, 2009 was $2.2 million, primarily related to the conversion of convertible notes and accrued interest associated with such notes.

The Company strengthened its Balance Sheet at December 31, 2009 with the conversion of $3.7 million of convertible notes and related accrued interest and the receipt of $4.0 million of non- refundable licensee fees during the fourth quarter.  The license fees are reported as current portion of deferred revenue at December 31, 2009.

About NovaDel Pharma

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTCBB: NVDL), visit our website at www.novadel.com.

Forward-looking Statements:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to commercialize the Company’s products, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the Company’s ability to obtain additional required financing to fund its research programs, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s 2009 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

Contacts:

Steven B. Ratoff

(908) 203-4640
Chairman and Chief Executive Officer
NovaDel Pharma Inc.
sratoff@novadel.com

NOVADEL PHARMA INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2009 and 2008

ASSETS	December 31, 2009	December 31, 2008
Current Assets:
Cash and cash equivalents	$2,663,000	$4,328,000
Assets held for sale	—	299,000
Deferred financing costs, net of accumulated amortization of $213,000	—	25,000
Prepaid expenses and other current assets	1,430,000	958,000
Total Current Assets	4,093,000	5,610,000

Property and equipment, net	324,000	1,447,000
Other assets	36,000	259,000

TOTAL ASSETS	$4,453,000	$7,316,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Secured convertible notes payable, net of unamortized discount of $403,000	$—	$3,597,000
Accounts payable	195,000	654,000
Accrued expenses and other current liabilities	117,000	924,000
Current portion of deferred revenue	4,266,000	266,000
Current portion of capital lease obligations	10,000	122,000
Total Current Liabilities	4,588,000	5,563,000

Non-current portion of deferred revenue	4,202,000	4,468,000
Non-current portion of capital lease obligations	4,000	26,000

Total Liabilities	8,794,000	10,057,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000 shares, Issued 88,343,457 and 60,692,260 at December 31, 2009 and 2008, respectively	89,000	60,000
Additional paid-in capital	78,342,000	72,034,000
Accumulated deficit	(82,766,000)	(74,829,000)
Less: Treasury stock, at cost, 3,012 shares	(6,000)	(6,000)

Total Stockholders’ Equity (Deficit)	(1,341,000)	(2,741,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,453,000	$7,316,000

NOVADEL PHARMA INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Years Ended December 31,
	2009	2008	2007
License Fees and Milestone Payments Earned from Related Parties	$422,000	$361,000	$469,000

Research and Development Expenses	2,473,000	3,878,000	11,940,000

Consulting, Selling, General and Administrative Expenses	4,044,000	4,722,000	6,716,000

Loss on Assets Held for Sale	—	351,000	—

Total Expenses	6,517,000	8,951,000	18,656,000

Loss From Operations	(6,095,000)	(8,590,000)	(18,187,000)

Other, net	(385,000)	—	(66,000)

Interest Expense	(2,160,000	(1,868,000)	—

Interest Income	6,000	137,000	632,000

Loss Before Income Tax Benefit	(8,634,000	(10,321,000)	(17,621,000)

Income Tax Benefit	(1,057,000)	(735,000)	(658,000)

Net Loss	$(7,577,000)	$(9,586,000)	$(16,963,000)

Basic and Diluted Loss Per Common Share	$(0.12)	$(0.16)	$(0.29)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Common Share	61,345,671	59,592,000	59,497,000